Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Pasqal Holding SA

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, euro 0.02 par value per share	(1)	457(a)	286,674,886		$7.80	$2,236,064,110.80	0.0001381	$308,800.45
Fees to be Paid	Equity	Private Placement Warrants	(2)	Other	7,750,000	$		$0.00		$0.00

Total Offering Amounts:								$2,236,064,110.80		308,800.45
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$308,800.45

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional Ordinary Shares as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

Represents the resale by the Selling Securityholders of up to 286,674,886 Ordinary Shares, consisting of (i) up to 56,287,179 Ordinary Shares issuable upon conversion of the Senior Unsecured Convertible Bonds, assuming a conversion price of $7.80 per Ordinary Share and taking into account payment-in-kind interest accrued for a period of three years from the Closing Date, (ii) up to 50,080,128 Ordinary Shares issuable upon exercise of the Investment Warrants, assuming an exercise price of $7.80 per Ordinary Share, (iii) up to 9,583,333 Founder Shares, (iv) up to 7,750,000 Ordinary Shares issuable upon exercise of the Private Placement Warrants and (v) up to 162,974,246 Ordinary Shares held by or issuable to certain Selling Securityholders in respect of Legacy Pasqal securities, including Ordinary Shares issued in connection with the Merger and Ordinary Shares issuable upon exercise of Rollover BSPCEs. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the Ordinary Shares as reported on Nasdaq on September 8, 2026, which average is $7.80 per Ordinary Share and which date is within five business days prior to the filing of this Registration Statement.
(2)	Represents the resale of up to 7,750,000 Private Placement Warrants. In accordance with Rule 457(g) under the Securities Act, the entire registration fee for the Private Placement Warrants is allocated to the Ordinary Shares underlying the Private Placement Warrants, and no separate registration fee is payable for the Private Placement Warrants.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Ordinary Shares, euro 0.02 par value per share, issuable upon exercise of Warrants (Primary Offering)	(1)	17,333,333	$227,413,328.96	F-4	333-296239	08/05/2026

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Prospectus Note(s):

(1)	Represents up to 17,333,333 Ordinary Shares issuable upon exercise of the Warrants that were previously registered on the Registration Statement on Form F-4 (File No. 333-296239), declared effective on August 5, 2026 (the “Prior Registration Statement”). No registration fee is payable in connection with such Ordinary Shares because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See the Rule 429 disclosure on the facing page of this Registration Statement.